                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):               OCTOBER 29, 2004



                              GALAXY MINERALS, INC.
             (Exact name of registrant as specified in its charter)



            FLORIDA                   333-95549                   65-0974212
       (State or other              (Commission               (I.R.S. Employer
jurisdiction of incorporation)      File Number)             Identification No.)


                           500 PARK AVENUE, SUITE 203
                           LAKE VILLA, ILLINOIS 60046
               (Address of principal executive offices) (zip code)


                                 (847) 265-7600
              (Registrant's telephone number, including area code)


         (Former name or former address, if changed since last report.)

ITEM 5.02.     APPOINTMENT OF NEW OFFICERS/DIRECTORS AND RESIGNATION OF DIRECTOR

         On October 29, 2004, we hired the following new officers and appointed the following new directors:

         MATTHEW J. SYMONDS (35) has been hired for the position of Interim President/Chief Executive Officer of the Company, and appointed to the Company's Board of Directors. Over the past 13 years Mr. Symonds has been the owner and operator of 2 cremation societies, 4 funeral homes, and 1 crematory. Mr. Symonds received a Bachelor of Science in Advanced Technical Studies and Business Management from the University of Illinois.

         DAVID L. MAYER (38) has been appointed to the Board of Directors as an independent Director. Since 2003, Mr. Mayer has been the Executive Assistant to the Chief Executive Officer of Install-Shield Corp. From August 2001 to October 2003, Mr. Mayer was a Director of Personal Training at Ballys Health Clubs. From 1994 through 2001, Mr. Mayer was a consultant with Stealth Enterprises, Inc.

         NICHOLAS R. BARR (47) has been appointed to the Board of Directors as an independent Director. Mr. Barr owns Barr & Associates, a company that works in the fields of geology and mining. Mr. Barr has been active in these fields for over 20 years. Mr. Barr received a B.SC in Geology from Southern Oregon State.

         On October 29, 2004, Mr. Paul B. Oettel, a Director and our Interim President and Chief Executive Officer, delivered his resignation. There were no disagreements with Mr. Oettel of the type required to be disclosed per Item 5.02(a) of this Form 8-K. Mr. Oettel will remain with the Company in a new post in South America.

EXHIBITS

         None.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                   Galaxy Minerals, Inc.


Dated:  November 8, 2004                                  /s/ Matthew J. Symonds
                                                   -----------------------------
                                                   By:    Matthew J. Symonds
                                                   Its:   Interim President

                                       3